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                                                                    Exhibit 10.6

                                                    W. Zang Employment Agreement

                         OFFICER'S EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT, dated as of November 23, 1999, between H Power Corp., a Delaware corporation, having its principal place of business at 60 Montgomery Street, Belleville, New Jersey 07109 (hereinafter referred to as the "Company"), and William L. Zang, residing at 1406 Langara Circle, Bellingam, WA 98226 (hereinafter referred to as "Executive"). (The Company and Executive are collectively referred to as the "Parties.")

1. Term of Employment

      Subject to the provisions of this employment agreement, the Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, for a term commencing December 6, 1999 and ending December 5, 2002 (the "Term"). This contract will renew automatically in one year increments unless written notice is given by either party of an intent to terminate the contract within six months of the expiration date then in effect for the contract.

2. Titles and Duties

      Subject at all times to the supervision and direction of the Chief Executive Officer of the Company (the "CEO"), Executive shall be employed as Chief Financial Officer, and shall have such duties, authority, rights and obligations as are usually inherent in such position and as the CEO may reasonably require. In general, Executive shall use his very best efforts to promote the business of the Company. In the event that Executive is elected or appointed as a Director or an Officer of the Company's affiliated or subsidiary companies, whether now existing or hereafter acquired, Executive consents to serve in such capacity or capacities as the CEO may determine, without additional compensation.

      Executive shall render his services at the Company's principal place of business or at such other place or places as the Board shall designate.

3. Exclusive Employment

      Executive shall devote substantially all his business time, ability and attention to the business of H Power. Executive shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, that is in competition directly or indirectly with the business of H Power.

4. Compensation & Benefits

      For the full and faithful performance of his services as set forth hereunder, Executive shall be entitled to the following:


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                                                    W. Zang Employment Agreement

      a. Base Salary. During the Term, Executive shall be paid an annual salary of $120,000.00, payable in bi-weekly installments, subject to all applicable withholding, social security and other payroll taxes.

      b. Salary Adjustments. The rate of salary shall be reviewed by the Board not less often than annually and may be increased (but not decreased) from time to time in such amounts as the Board in its discretion may provide; it being understood, however, that the Board shall have no obligation to increase said salary.

      c. Benefit Programs. Executive shall be entitled to participate in all employee benefit programs of the Company available to senior executives of the Company, as such programs may be in effect from time to time, including, without limitation: pension or other retirement plans; profit sharing plans; group life insurance; accidental death and dismemberment insurance; hospitalization, surgical and major medical coverage; sick leave, vacation and holiday benefits; and other employee benefit programs sponsored by the Company; provided, however, that there is no obligation on the part of the Company to provide these benefits to senior executives. Such programs may be amended or terminated if done so for all or a material portion of the Company's executives.

      d. Business Expense Reimbursement. Executive shall be entitled to receive reimbursement from the Company for all reasonable and actual out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company) in performing services during his employment, provided that Executive timely submits reasonable documentation with respect to such expenses.

      e. Automobile. Executive shall be entitled to an automobile allowance of eight thousand dollars ($8,000) per annum.

      f. Bonuses. In addition to all other compensation, Executive shall be entitled to receive such bonuses as the Board shall determine, in its sole discretion, from time to time; it being understood that the Board shall have no obligation to award such bonuses.

      g. Stock Options. Executive shall be granted five-year stock options to purchase 50,000 shares of the Company's Common Stock, par value $.001 per share, at a price of $15.00 per share. The options may be exercised as follows: one-third as of December 5, 2000, one-third as of December 5, 2001, and the final third as of December 5, 2002.

      h. Vacation. Executive will be entitled to three weeks vacation during the first five years of


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                                                  W. Zang Employment Agreement

            service, four weeks during the second five years of service and five weeks vacation for service in excess of 10 years.

5. Termination of Employment

      a. For Cause. The Company shall have the right to terminate this employment agreement immediately after written notification to Executive specifying the basis for the termination, upon the occurrence of any one of the following events which shall constitute "cause": (i) the willful failure by Executive to abide by the terms of this employment agreement; or (ii) fraud, misappropriation, embezzlement, theft, dishonesty or similar actions by Executive; or
            (iii) the habitual or willful neglect by Executive of his employment duties; or (iv) an act of moral turpitude by Executive which tends to reflect unfavorably on the Company.

                  In the event that the Company terminates Executive's
            employment for cause, Executive shall be entitled only to the unpaid bi-weekly installments of his Base Salary up to and including the date of termination and to his approved Business Expense Reimbursement not paid prior to termination.

      b. In the Event of Death. This employment agreement shall terminate in the event of Executive's death, in which case Executive's estate shall be entitled to the bi-weekly installments of Executive's Base Salary for a period of six months following the date of death and Executive's Business Expense Reimbursement not paid prior to his death.

      c. In the Event of Disability. The Company shall have the right to terminate this employment agreement in the event of Executive's inability to substantially perform his duties hereunder for a period of three months out of any six-month period during his employment, whether such inability results from illness, accident or otherwise.

                  In the event that the Company terminates Executive's
            employment during the term of this employment agreement as a result of Executive's Disability, Executive shall be entitled to the bi-weekly installments of his Base Salary for a period of six months following the date of termination; Executive's Business Expense Reimbursement not paid prior to termination; and the continuation of Executive's health and welfare benefits through the end of the term of this employment agreement.


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                                                    W. Zang Employment Agreement

      d. Change in Control. (i) In the event that Executive's employment is terminated by the Company within one year following a Change in Control (as defined below) for any reason other than cause, death or disability, then the Company shall pay Executive one-half his annual Base Salary at his then current rate and one-half of the latest annual incentive compensation payment calculated by taking the highest of the latest two incentive payments earned and paid divided by two, such payment to be made in one lump sum payment at the time of termination. Such payments shall be in lieu of any and all other payments due and owing to Executive under the terms of this Agreement. The Company shall also provide to the Executive health insurance for a period of one year following termination of Executive's employment. Executive shall not be required to seek other employment or to otherwise mitigate the effects of such termination, and such payments shall not be reduced by any income received from other sources (all compensation and other benefits described above and the terms thereof shall hereinafter be referred to collectively as the "Severance Package").

                  (ii) Executive may terminate his employment hereunder within one year following a Change of Control for Good Reason; provided that, (x) the Company has been given notice setting forth in reasonable detail the nature of the Good Reason and (y) a period of at least thirty (30) days in which the Company may remedy the circumstances giving rise to such Good Reason has expired, and the Company fails to so remedy such circumstances. For purposes of this Agreement, "Good Reason" shall mean:

                        (A) the assignment to Executive of any duties materially
                  inconsistent with Executive's position, duties and responsibilities as set forth in Section 2 of this Agreement or any action by the Company which results in a material diminution in Executive's position, authority, duties or responsibilities, excluding for this purpose any isolated or inadvertent action by the Company which is remedied by the Company promptly after receipt of notice thereof from the Executive; or

                        (B) any failure by the Company to comply in all material
                  respects with the provisions of Section 4 of this Agreement regarding Executive's compensation, benefits, vacation, and expenses other than an isolated or inadvertent action by the Company which is remedied by the Company promptly after receipt of notice thereof from the Executive.

            In the event that Executive terminates his employment for Good Reason following a Change in Control, then the Company shall pay Executive the Severance Package.

                  For purposes of this provision, a "Change in Control" shall be deemed to have occurred: (i) if any "person" (as such term is used in Sections 13(d)(3) and 14(d)2) of the


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                                                    W. Zang Employment Agreement

            Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Executive, who is not a shareholder of the Company as of the date hereof, shall have become the beneficial owner, directly or indirectly, of Common Stock representing thirty-three and one-third percent (33 1/3%) or more of the combined voting power of the Company's then outstanding securities, unless three-quarters of the Board of Directors, as constituted immediately prior to the date of the Change in Control, decide in their reasonable discretion that no Change in Control has occurred, the Executive not being allowed to vote on such matter if he is then a Director; provided, however, that if any such person other than Executive (whether or not a stockholder of the Company as of the date hereof) shall become the beneficial owner, directly or indirectly, of Common Stock representing fifty percent (50%) or more of the Company's then outstanding securities, a Change in Control shall ipso facto have occurred; or (ii) if there is a Change in Control of a nature that, in the opinion of counsel for the Company, would be required to be reported in response to Item 6(e) of schedule 14A under the Exchange Act, unless three-quarters of the Board of Directors, as constituted immediately prior to the date of the Change in Control, decide in their reasonable discretion that no Change in Control has occurred, Executive not being allowed to vote on such matter if he is then a Director.

6. Unauthorized Disclosure

      During the period of his employment and for a period of three (3) years thereafter, Executive shall not, without the prior written consent of the Board, disclose to any person other than as required by law or court order (10 days' prior written notice having been given to the Company in order to formulate a response), or other than to an employee of the Company, or to a person to whom disclosure is necessary or appropriate in connection with the performance by Executive of his duties as an executive of the Company, any confidential information obtained by him while in the employ of the Company with respect to any of the Company's products, services, customers, suppliers, marketing techniques, patents, proprietary technologies, trade secrets, methods, or future plans, the disclosure of which will be damaging to the Company; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive).

7. Restrictive Covenant

      During the period of his employment and for a period of two (2) years thereafter, Executive shall not enter into competition with the Company or any affiliate of the Company without the prior consent of the Board. For the purpose of this paragraph 7, competition shall mean the association of Executive with a company, corporation, firm or partnership, whether as an employee, consultant, partner, principal, agent, representative or shareholder, directly or indirectly (except as a holder, directly or indirectly,


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                                                    W. Zang Employment Agreement

of less than Five (5%) Percent of the outstanding securities of any corporation whose stock is listed for trading on any securities exchange or are traded in the over-the-counter market), which competes, directly or indirectly, with the Company in any business in which the Company is presently engaged, including but not limited to the development, marketing, manufacturing, or distribution of fuel cell system, or will be engaged upon termination of Executive's employment, unless such association shall be for purposes and shall impose duties upon Executive that do not directly relate to the Company's business activities. If a court of competent jurisdiction should determine that the period, scope, or geographical area of the restrictions set forth in this paragraph 7 are unreasonable under the circumstances then existing, the Parties agree that the period, scope, or geographical area that is reasonable under such circumstances shall be substituted for the stated period, scope, or geographical area.

      During the Term and for a period of two (2) years thereafter, Executive shall neither solicit, induce and/or suggest to any of the employees, consultants to, or other persons having a substantial contractual relation with, the Company to leave such employ, cease consulting or terminate such contractual relationship with the Company nor to join Executive as a partner, co-venturer, employee, investor, or otherwise, in any substantial business activity whatsoever.

      Executive shall at no time take any action or make any statement that could discredit the reputation of the Company or its personnel, products or services.

8. Inventions or Discoveries

      Executive shall fully and promptly disclose to the Company any and all improvements, discoveries, and inventions made or conceived by him, whether or not patentable, whether or not during the working hours of his employment or with the use of the Company's facilities, materials or personnel, and whether solely or jointly with others, during his employment by the Company, which result from or relate to the business of the Company in any way.

      Any and all such improvements, discoveries, and inventions are and shall remain the sole and exclusive property of the Company without royalty or payment of any further consideration to Executive, on his own behalf and on the behalf of his heirs, assigns, executors, administrators, and any other legal representative. Executive hereby assigns and transfers all of his right, title and interest in and to all such improvements, discoveries, and inventions to the Company, including, but not limited to, any applications for United States and/or foreign letter patents and any United States and/or foreign patents that shall be granted. Executive shall apply, at the Company's request and expense, for United States and foreign letters patent, whether in his name or otherwise as the Company shall desire, and shall execute and deliver to the Company without charge to the Company, but at its expense, such written instruments and shall do such other acts as may be necessary or appropriate in the opinion of the Company to obtain and maintain United States and/or foreign letters patent or other proprietary rights and shall vest the entire right entitled thereto in the Company.

9. Equitable Relief


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                                                    W. Zang Employment Agreement

      Executive hereby represents that the services to be performed by him are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law and that any violation of this employment agreement will cause the Company immediate and irreparable harm. Executive therefore expressly agrees that, in addition to any other rights or remedies which the Company may possess, the Company shall be entitled to injunctive and other equitable relief to prevent a breach of this contract by the Company.

10. Indemnification

      Executive shall indemnify and save harmless the Company from all liability from loss, damage or injury to persons or property resulting from the gross negligence or willful misconduct of Executive.

11. Assignability

      No rights or obligations under this employment agreement may be assigned or transferred by Executive except:

      a. Executive's rights to compensation and benefits hereunder shall, in the event of death, pass to his estate, or to his designated beneficiary and may be transferred by will or operation of law, and

      b. Executive's rights under the Company's plans, programs and policies may be assigned or transferred in accordance with the terms of such plans, programs and policies.

      The rights and obligations of the Company under this employment agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Company shall have the right to assign this agreement to a successor in the event of a merger, consolidation, sale of a substantial portion of its assets or a similar transaction.

12. Governing Law

      This employment agreement shall be governed by the laws of the State of New Jersey without reference to the principles of conflict of laws.

13. Entire Agreement

      Except as otherwise specifically provided herein, this employment agreement contains all the legally binding understandings and representations between the Company and Executive pertaining to the subject matter hereof and supersedes all undertakings and agreements, if any, whether oral or in writing, previously entered into by the Company and Executive with respect to such subject matter.


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                                                    W. Zang Employment Agreement

14. Amendment or Modification; Waiver

      No provision of this employment agreement may be amended or waived unless such amendment or waiver is approved by the Board and is signed by Executive and by a duly authorized officer of the Company. Except as otherwise specifically provided in this employment agreement, no waiver by the Company or Executive of any breach by the other of any condition or provision of this employment agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

15. Notices

      Any notice required or permitted to be given under this employment agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give notice of:

                  If to H Power:    H Power Corp.
                                    60 Montgomery Street
                                    Belleville, New Jersey 07109
                                    Attn.: Secretary

                  If to Executive:  William L. Zang
                                    1406 Langara Circle
                                    Bellingam, WA 98226

16. Severability

      In the event that any provision or portion of this employment agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this employment agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

17. Survivorship

      To the extent contemplated by this employment agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of this employment agreement to the extent necessary to the intended preservation of such rights and obligations.

18. Representations

      a. By the Executive. Executive represents and warrants that the performance of his duties under this employment agreement will not violate any agreement between him and any other person, firm or organization.


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                                                    W. Zang Employment Agreement

      b. By the Company. The Company represents and warrants that it is fully authorized and empowered to enter into this employment agreement.

19. References

      In the event of Executive's death or a judicial determination of his incompetence, reference in this employment agreement to Executive will be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his beneficiary or beneficiaries.

      Headings to the sections in this agreement are intended solely for convenience and no provision of this employment agreement shall be construed by reference to any heading.

20. Mutual Intent

      The language used in this employment agreement is the language chosen by the Parties to express their mutual intent. The Parties agree that in the event that any language, section, clause, phrase or word used in this employment agreement is determined to be ambiguous, no presumption shall arise against or in favor of either party and that no rule of strict construction shall be applied against either party.


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                                                    W. Zang Employment Agreement

      IN WITNESS WHEREOF, Executive and the Company have caused this employment agreement to be executed as of the day and year first above written.

EXECUTIVE                                 H POWER CORP.


/s/ William L. Zang                       By: /s/ H. Frank Gibbard
------------------------                      --------------------
William L. Zang                               H. Frank Gibbard
                                              Chief Executive Officer


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